UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/31/2012

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 31, 2012, InfoSpace, Inc. held its annual meeting of stockholders. The results of the votes held at the annual meeting are set forth below. For more information on these proposals, see InfoSpace's Proxy Statement dated April 25, 2012.

Proposal One:

The stockholders re-elected each of the nominated Class I directors. The votes cast on Proposal One were as follows:

       Nominee: John Cunningham

       For: 29,864,344
       Withheld: 3,869,220
       Broker Non-vote: 3,851,272

       Nominee: William Ruckelshaus

       For: 32,114,422
       Withheld: 1,619,142
       Broker Non-vote: 3,851,272

Proposal Two:

The stockholders ratified the appointment of Ernst & Young LLP as InfoSpace's independent registered public accounting firm for 2012. The votes cast on Proposal Two were as follows:

       For: 36,888,821
       Against: 670,765
       Abstain: 25,250

Proposal Three:

The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the 2012 annual meeting of stockholders. The votes cast on Proposal Three were as follows:

       For: 32,434,041
       Against: 941,970
       Abstain: 357,553
       Broker Non-vote: 3,851,272

Proposal Four:

The stockholders approved an amendment to the Company's Restated Certificate of Amendment to change the Company's name to Blucora, Inc. The votes cast on Proposal Four were as follows:

       For: 37,294,389
       Against: 245,317
       Abstain: 45,130

Proposal Five:

The stockholders approved an amendment to the Company's Restated Certificate of Amendment to eliminate the old common stock. The votes cast on Proposal Five were as follows:

       For: 37,379,735
       Against: 111,999
       Abstain: 93,102

The Company will file a Certificate of Amendment with the Delaware Secretary of State to effectuate the stockholder approval of the amendments to the Company's Restated Certificate of Incorporation, and will file a Current Report on Form 8-K when it has done so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: May 31, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel & Secretary